                                                                    EXHIBIT 10ii

 THIRD AMENDMENT TO MASTER LEASE AGREEMENT AND AMENDMENT TO EQUIPMENT SCHEDULES

                  THIS THIRD AMENDMENT TO MASTER LEASE AGREEMENT AND AMENDMENT TO EQUIPMENT SCHEDULES, dated as of September 30, 1999 ("Amendment"), by and between Brush Wellman Inc., an Ohio corporation ("Lessee"), and National City Bank, for itself and as agent for certain participants ("Lessor"),

                                WITNESSETH THAT:

                  WHEREAS, Lessee and Lessor entered into a Master Lease Agreement, dated as of December 30, 1996, as amended by the First Amendment to Master Lease Agreement, dated as of September 2, 1997, and the Second Amendment to Master Lease Agreement and Amendment to Disbursement Schedules, dated as of January 26, 1999 (together with all Exhibits and Schedules thereto, the "Lease Agreement"), under which Lessor agreed to lease to Lessee certain equipment to be used by Lessee at its Elmore, Ohio facility, subject to certain conditions and in accordance with the terms thereof; and

                  WHEREAS, the parties desire to amend the Lease Agreement as set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                  1.       Effect of Amendment; Definitions.

                  The Lease Agreement shall be and hereby is amended as provided in Section 2 hereof. Except as expressly amended in Section 2 hereof, the Lease Agreement shall continue in full force and effect in accordance with its respective provisions on the date hereof. As used in the Lease Agreement, the terms "Master Lease Agreement", "Lease Agreement", "Agreement", "this Agreement", "herein", "hereinafter", "hereto", "hereof", and words of similar import shall, unless the context otherwise requires, mean the Lease Agreement as amended and modified by this Amendment.

                  2.       Amendments.

                  (A) Section XXIII(b) of the Lease Agreement shall be amended by deleting the same and inserting the following in lieu thereof:

                           "(b) Lessee will not suffer or permit the Companies' Funded Indebtedness at any time to exceed an amount equal to the Leverage Multiplier (as hereinafter defined) times the Companies' EBITDA for the four consecutive fiscal quarters most recently ended, all as determined on a consolidated basis. As used herein, "LEVERAGE MULTIPLIER" means (i) from April 1, 1999, to September 30, 1999, inclusive, 4.25, (ii) from October 1, 1999, to December 31, 1999, inclusive, 4.00, (iii) from January 1, 2000, to March 31, 2000, inclusive, 3.75, (iv) from April 1, 2000, to June 30, 2000, inclusive, 3.50, (v) from July 1, 2000, to December 31, 2000, inclusive, 3.25, and
         (vi) on and after January 1, 2001, 3.00."

                  (B) Section XXIV(h)(D) of the Lease Agreement shall be amended by deleting the same and substituting in lieu thereof the following:

                  "(D) any Guaranty by Lessee of Funded Indebtedness of any Company to the extent that such Funded Indebtedness of that Company is otherwise permitted by this Agreement and any guaranty by Lessee or any Company of any obligations of any other Company that deals in precious metals under any consignment arrangement that is permitted under
         Section XXIV(j)(i),"

                  (C) Section XXIV(j)(i) of the Lease Agreement shall be amended by deleting the same and substituting in lieu thereof the following:

                  "(i) lease any property as lessee or acquire or hold any property subject to any land contract, inventory consignment (except for any precious metals inventory of a Company that deals in precious metals that is subject to any consignment arrangement or consignment arrangements that are approved by NCB-Agent, which approval will not be unreasonably withheld, and only so long as the aggregate value, in United States Dollars, of the precious metals subject thereto does not exceed an amount greater than $75,000,000 at any time), or other title retention contract,"

                  (D) Exhibit No. 2 and Exhibit No. 3 to the Lease Agreement are deleted and Exhibit No. 2 and Exhibit No. 3 attached to this Amendment are inserted in lieu thereof.

                  (E) Each Equipment Schedule executed and delivered by Lessee on or prior to the date hereof shall be amended by deleting the table in the first paragraph of the definition of "Applicable Margin" in Paragraph C thereof and substituting the following in lieu thereof:


If the Ratio of the Companies' Funded
Indebtedness to the Companies' EBITDA is:            The Applicable Margin is:
         Less than 4.25 to 1.00, but greater
         than or equal to 4.00 to 1.00                       1.75%

         Less than 4.00 to 1.00, but greater
         than or equal to 3.50 to 1.00                       1.50%

         Less than 3.50 to 1.00, but greater
         than or equal to 3.00 to 1.00                       1.25%

         Less than 3.00 to 1.00, but greater
         than or equal to 2.50 to 1.00                       1.00%

         Less than 2.50 to 1.00                              0.75%

                  (From October 1, 1999, until changed hereunder in accordance with the following provisions, the Applicable Rate will be 1.75% per annum.)"


                  3.       Representations and Warranties.

                  (A) Lessee hereby represents and warrants to Lessor that all representations and warranties set forth in the Lease Agreement and the Equipment Schedules, as amended hereby, are true and correct in all material respects, and that this Amendment has been executed and delivered by a duly authorized officer of Lessee and constitute the legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with their respective terms.

                  (B) The execution, delivery and performance by Lessee of this Amendment and its performance of the Lease Agreement and the Equipment Schedules, as amended hereby, have been authorized by all requisite corporate action and will not (1) violate (a) any order of any court, or any rule, regulation or order of any other agency of government, (b) the Articles of Incorporation, the Code of

Regulations or any other instrument of corporate governance of Lessee, or (c) any provision of any indenture, agreement or other instrument to which Lessee is a party, or by which Lessee or any of its properties or assets are or may be bound; (2) be in conflict with, result in a breach of or constitute, alone or with due notice or lapse of time or both, a default under any indenture, agreement or other instrument referred to in (1)(c) above; or (3) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever.

                  4.       Miscellaneous.

                  (A) This Amendment shall be construed in accordance with and governed by the laws of the State of Ohio, without reference to principles of conflict of laws. Lessee agrees to pay to Lessor a fee in an amount equal to $59,770 at the time this Amendment is executed and delivered by Lessor and to pay on demand all costs and expenses of Lessor, including reasonable attorneys' fees and expenses, in connection with the preparation, execution and delivery of this Amendment.

                  (B) The execution, delivery and performance by Lessor of this Amendment shall not constitute, or be deemed to be or construed as, a waiver of any right, power or remedy of Lessor, or a waiver of any provision of the Lease Agreement. None of the provisions of this Amendment shall constitute, or be deemed to be or construed as, a waiver of any "Default" or "Potential Default," as those terms are defined in the Lease Agreement.

                  (C) This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

                  (D) Lessee hereby acknowledges and consents to the following financial institution being a Participant in the Lease, in addition to the financial institutions that have been Participants and that acknowledge, consent and agree to this Amendment: Firstar Bank, N.A.

                  IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first above written.

LESSOR:                                     LESSEE:

NATIONAL CITY BANK,                         BRUSH WELLMAN INC.
FOR ITSELF AND AS AGENT FOR
CERTAIN PARTICIPANTS


By: /s/ Janice E. Focke                     By: /s/ Michael C. Hasychak
Name:    Janice E. Focke                    Name: Michael C. Hasychak
Title: Vice President                       Title:  Treasurer and Secretary

                  THE FOREGOING AGREEMENT is hereby acknowledged, consented and agreed to by each of the undersigned by their respective duly authorized officers as of the day and year first above written.

Address:                                    FIFTH THIRD BANK, NORTHEASTERN
                                            OHIO

         1404 East Ninth Street
         Cleveland, Ohio 44114              By:

                                            Title:

Address:                                 BANK ONE, MICHIGAN

         611 Woodward
         Detroit, Michigan 48226         By:      /s/ Patrick F. Dunphy
         Fax:  (313) 225-1212
                                                  Title:   Vice President


Address:                                 HARRIS TRUST AND SAVINGS BANK
         P.O. Box 755 (111/10W)
         Chicago, Illinois 60690-0755             By:      /s/ Thad D. Rasche
         Fax:  (312) 461-5225
                                                  Title:   Vice President



Address:                                 FIRSTAR BANK, N.A.

         1350 Euclid Avenue, ML 4432
         Cleveland, Ohio 44115                    By:      /s/ John D. Barrett
         Fax:  (216) 623-9280
                                                  Title:   Senior Vice President

                                  EXHIBIT NO. 2

                               EQUIPMENT SCHEDULE

                               SCHEDULE NO. ______
                 DATED THIS ________ DAY OF _____________, 199__
             TO MASTER LEASE AGREEMENT DATED AS OF December 30, 1996

Lessor & Mailing Address:                   Lessee & Mailing Address:

NATIONAL CITY BANK,                         BRUSH WELLMAN INC.
FOR ITSELF AND AS AGENT FOR                 17876 St. Clair Avenue
CERTAIN PARTICIPANTS                        Cleveland, Ohio 44110
1900 East 9th Street
Cleveland, Ohio 44114

This Equipment Schedule is executed pursuant to, and incorporates by reference the terms and conditions of, and capitalized terms not defined herein shall have the meanings assigned to them in, the Master Lease Agreement identified above ("Agreement;" said Agreement and this Schedule being collectively referred to as "Lease"). This Equipment Schedule, incorporating by reference the Agreement, constitutes a separate instrument of lease.

A.       Equipment.

         Pursuant to the terms of the Lease, Lessor agrees to acquire and lease to Lessee the Equipment listed on Annex A attached hereto and made a part hereof.

B.       Financial Terms.

         1. Capitalized Lessor's Cost: $______________________ (being an amount equal to funds disbursed and Interim Rent accrued and unpaid in respect of the Equipment and its parts and components during the Interim Lease Period).

         2. Daily Lease Rate Factor: LIBOR Rate plus the Applicable Margin per annum.

         3. Basic Term: The thirty-three month period commencing on the Basic Term Commencement Date.

         4.       Basic Term Commencement Date: March 15, 1999.

         5. Equipment Location: Lessee's plant in 14710 W. Portage River South Road, Harris Township, Ottawa County, Ohio 43416.

         6.       Lessee Federal Tax ID No.: 34-0119320

         7. Lessee agrees and acknowledges that the Capitalized Lessor's Cost of the Equipment as stated on the Schedule is equal to the fair market value of the Equipment on the date hereof.

         8. Renewal Term: Each Renewal Term will consist of a one-year period, and subject to Section XVIII(b), Lessee may elect up to seven (7) Renewal Terms.

         9. Maximum Lease Term: The Term shall not exceed twelve (12) years.

         10.      Stipulated Loss Values: See Annex D.

         11.      Termination Values: See Annex D.

         12. Assumed Interest Rate: __________% (which will be determined three (3) Business Days before the date of execution of this Schedule).

         13.      Last Delivery Date: February 15, 1999.

C.       Term and Rent.

         1. Basic Term and Renewal Term Rent. Commencing on the Basic Term Commencement Date and payable, in arrears, on the same day of each quarter thereafter (each, a "Rent Payment Date") during the Basic Term ("Basic Term Rent") and any Renewal Term ("Renewal Term Rent"), Lessee shall pay as Rent quarterly installments of (a) interest on the unamortized portion of the unpaid Capitalized Lessor's Cost as of the immediately preceding Rent Payment Date (after application of the Rent paid on such date) at the Interest Rate for the Interest Period following such immediately preceding Rent Payment Date and (b) of principal in the principal amounts described on the Amortization Schedule attached as Annex E. Interest shall be calculated on the basis of a 360 day year for the actual number of days elapsed. Said Rent consists of principal and interest components, such principal components being as provided in the Amortization Schedule attached hereto as Annex E.

         As used herein, the following terms shall have the following meanings:

         "Applicable Margin" shall mean the particular rate per annum determined by Lessor in accordance with the pricing grid table which appears below, based on the ratio of the Companies' Funded Indebtedness to the Companies' EBITDA, as computed in accordance with the pricing grid table and the following provisions:

If the Ratio of the Companies' Funded
Indebtedness to the Companies' EBITDA is:              The Applicable Margin is:
         Less than 4.25 to 1.00, but greater
         than or equal to 4.00 to 1.00                         1.75%

         Less than 4.00 to 1.00, but greater
         than or equal to 3.50 to 1.00                         1.50%

         Less than 3.50 to 1.00, but greater
         than or equal to 3.00 to 1.00                         1.25%

         Less than 3.00 to 1.00, but greater
         than or equal to 2.50 to 1.00                         1.00%

         Less than 2.50 to 1.00                                0.75%

                  (From October 1, 1999, until changed hereunder in accordance with the following provisions, the Applicable Rate will be 1.75% per annum.)"

         (A) Commencing with the fiscal quarter of Lessee ending on or nearest to March 31, 1999, and continuing with each fiscal quarter thereafter, Lessor will determine the Applicable Margin in accordance with the foregoing pricing grid table, based on the ratio of (x) the Funded Indebtedness of the Companies as of the end of the fiscal quarter, to (y) the EBITDA of the Companies for the four consecutive fiscal quarters ended on the last day of the fiscal quarter, as identified in the pricing grid table. Changes in the Applicable Margin based upon changes in such ratio shall become effective on the first day of the month following the receipt by Lessor pursuant to Section IV(b)(i) or (ii) of the financial statements of Lessee and it Subsidiaries, accompanied by the certificate and calculations referred to in Section IV(b)(iii), demonstrating the computation of such ratio, based upon the ratio in effect at the end of the applicable period covered (in whole or in part) by such financial statements.

         (B) Notwithstanding the above provisions, during any period when an Event of Default has occurred and is continuing, the Applicable Margin shall be the highest rate per annum indicated therefor in the foregoing pricing grid table, regardless of the ratio of Funded Indebtedness to EBITDA at such time. Notwithstanding the above provisions, but subject to the preceding sentence, during any period when Borrower has failed to timely deliver its consolidated financial statements referred to in subsection IV(b)(i) or (ii), accompanied by the certificate and calculations referred to in subsection IV(b)(iii), the Applicable Margin shall be the rate per annum indicated for the level in the foregoing pricing grid table that is one level higher than the level that is otherwise then currently in effect, regardless of the ratio of Funded Indebtedness to EBITDA at such time.

         (C) Any changes in the Applicable Margin shall be determined by Lessor in accordance with the above provisions and Lessor will promptly provide notice of such determinations to Lessee. Any such determination by Lessor pursuant to the above provisions shall be conclusive and binding absent manifest error. The Applicable Margin is subject in all respects to compliance by Lessee with
Section XXIII(b) of the Lease, and this schedule of levels for the Applicable Margin is not intended to waive or otherwise excuse a violation of Section XXIII(b) of the Lease; if that Section is violated, the Daily Lease Rate Factor will increase as set forth in Section XIX(j) of the Lease."

         "Interest Period" shall mean the period beginning on the Basic Term Commencement Date and ending on the next Rent Payment Date, and each subsequent quarterly period.

         "Interest Rate" shall mean that percentage per annum calculated as the sum of the LIBOR Rate redetermined quarterly, plus sixty (60) basis points.

         "LIBOR Rate" shall mean, with respect to any Interest Period occurring during the term of the Lease, an interest rate per annum equal at all times during such Interest Period to the quotient of (1) the rate per annum as determined by Lessor at which deposits of U.S. Dollars in immediately available and freely transferable funds are offered at 11:00 a.m. (London, England time) two (2) Business Days before the commencement of such Interest Period to major banks in the London interbank market for a period of three (3) months and in an amount equal or comparable to the Capitalized Lessor's Cost, divided by (2) a number equal to 1.00 minus the aggregate (without duplication) of the rates (expressed as a decimal fraction) of the LIBOR Reserve Requirements current on the date three (3) Business Days prior to the first day of the Interest Period.

         "LIBOR Reserve Requirements" shall mean the daily average for the applicable Interest Period of the maximum rate applicable to Lessor or its Participants at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) on "Eurocurrency liabilities", as defined in such Board's Regulation D (or in respect of any other category of liabilities that include deposits by reference to which the interest rates on Eurodollar loans is determined or any category of extensions of credit or other assets that include loans by non-United States offices of any lender to United States residents), having a term equal to such Interest Period, subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto.

         If at any time Lessor or any Participant (or, without duplication, the bank holding company of which such Participant is a subsidiary) determines that either adequate and reasonable means do not exist for ascertaining the LIBOR Rate, or it becomes impractical for Lessor or any Participant to obtain funds to make or maintain the financing hereunder with interest at the LIBOR Rate, or Lessor or any Participant reasonably determines that, as a result of changes to applicable law after the date of execution of the Agreement, or the adoption or making after such date of any interpretations, directives or regulations (whether or not having the force of law) by any court, governmental authority or reserve bank charged with the interpretation or administration thereof, it shall be or become unlawful or impossible to make, maintain, or fund the transaction hereunder at the LIBOR Rate, then Lessor promptly shall give notice to Lessee of such determination and Lessor and Lessee shall negotiate in good faith a mutually acceptable alternative method of calculating the Interest Rate and shall execute and deliver such documents as reasonably may be required to incorporate such alternative method of calculating the Interest Rate in this Schedule, within thirty (30) days after the date of Lessor's notice to Lessee. If the parties are unable mutually to agree to such alternative method of calculating the Interest Rate in a timely fashion, (a) effective on the commencement of the next succeeding Interest Period or the date that it becomes impractical for Lessor or any Participant to maintain the financing hereunder with interest at the LIBOR Rate as aforesaid, as case may be, the Interest Rate shall become a floating rate equal to the Federal Funds Rate plus sixty (60) basis points, and (b) on the Rent Payment Date next succeeding the expiration of such thirty (30) day period Lessee shall purchase all (but not less than all) of the Equipment described on all Schedules executed pursuant to the Agreement and shall pay to Lessor, in cash, the purchase price for the Equipment so purchased, determined as hereinafter provided. (As used herein, "Federal Funds Rate" means the rate of interest, as reasonably determined by Lessor, paid by or available to Lessor for the purchase of "federal funds" at the time or times in question on a daily overnight basis.) The purchase price of the Equipment shall be an amount equal to the Stipulated Loss Value of such Equipment calculated in accordance with Annex D as of the date of payment, together with all rent and other sums then due on such date, plus all taxes and charges upon sale and all other reasonable and documented expenses incurred by Lessor in connection with such sale. Upon satisfaction of the conditions specified in this Paragraph, Lessor will transfer, on an AS IS, WHERE IS BASIS, all of Lessor's interest in and to the Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Equipment and other matters (except that Lessor shall warrant that it conveyed whatever interest it received in such Equipment free and clear of any Lien created by Lessor). Lessor shall execute and deliver to Lessee such Uniform Commercial Code statements of termination as reasonably may be required in order to terminate any interest of Lessor in and to the Equipment.

         2. If the Rent Payment Date or any Rent Payment Date is not a Business Day, the Rent otherwise due on such date shall be payable on the immediately preceding Business Day.

         3. Lessee shall pay to Lessor, for the account of each Participant, from time to time the amounts as such Participant may determine to be necessary to compensate it for any costs which such Participant determines are attributable to its making or maintaining its interest in the Lease and the Equipment (the "Interest") or any reduction in any amount receivable by such Participant in respect of any such Interest (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change (as defined below) which:

                  (i) changes the basis of taxation of any amounts payable to Lessor for the account of such Participant in respect of such Interest (other than taxes imposed on or measured by the overall net income of such Participant in respect of the interest by the jurisdiction in which such Participant has its principal office or its lending office); or

                  (ii) imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Participant; or

                  (iii) imposes any other condition affecting this Lease or any Interest.

For purposes hereof, "Regulatory Change" shall mean any change after the date of this Lease in United States federal, state or foreign law or regulations (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as amended or supplemented from time to time) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including any Participant or under any United States federal, state or foreign law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         Without limiting the effect of the foregoing Paragraph (but without duplication), Lessee shall pay to Lessor, for the account of each Participant, from time to time on request such amounts as such Participant may determine to be necessary to compensate such Participant (or, without duplication, the bank holding company of which such Participant is a subsidiary) for any costs which it determines are attributable to the maintenance by such Participant (or any lending office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 208, Appendix A; 12 C.F.R. Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 C.F.R. Part 3, Appendix A)), of capital in respect of such Participant's Interest (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Participant (or any lending office or bank holding company) to a level below that which such Participant (or any lending office or bank holding company) could have achieved but for such law, regulation, interpretation, directive or request). For purposes of this Paragraph, "Basle Accord" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

         Each Participant shall notify Lessee of any event occurring after the date of this Lease that will entitle such Participant to compensation under the preceding two Paragraphs as promptly as practicable, but in any event within thirty (30) days, after such Participant obtains actual knowledge thereof; provided, that (i) if such Participant fails to give such notice within thirty
(30) days after it obtains actual knowledge of such an event, such Participant shall, with respect to compensation payable pursuant to the preceding two Paragraphs in respect of any costs resulting from such event, only be entitled to payment under the referenced Paragraphs for costs incurred from and after the date thirty (30) days prior to the date that such Participant does give such notice, and (ii) such Participant will designate a different lending office for the Interest if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Participant, be disadvantageous to such Participant. Each Participant will furnish to Lessee a certificate setting forth the basis and amount of each request by such Participant for compensation under the preceding two Paragraphs. Determinations and allocations by each Participant for purposes of the preceding two Paragraphs shall be conclusive, absent manifest error.

D.       Insurance.

         1. Public Liability: $1,000,000 total liability per occurrence and $2,000,000 in the aggregate, with excess liability in umbrella form of $10,000,000 per occurrence and in the aggregate, with a maximum deductible amount of (a) $1,500,000 per occurrence or (b) an amount equal to $1,500,000 per occurrence plus the amount of any reserves specifically allocated by Lessee for this type of liability that are satisfactory to Lessor, but in no event greater than $2,500,000 per occurrence.

         2. Casualty and Property Damage: An amount equal to the higher of the Stipulated Loss Value or the full replacement cost of the Equipment, with a maximum deductible amount of $1,000,000 per occurrence.

E.       Fixed Purchase Price and Residual Risk Amount


                          Fixed Purchase Price            Residual Risk Amount
                         (Percent of Capitalized         (Percent of Capitalized
End of                       Lessor's Cost)                  Lessor's Cost)
Basic Term                       100.0000%                        13.2500%
Renewal Term 1                    92.1681%                        11.4000%
Renewal Term 2                    83.7655%                        10.5000%
Renewal Term 3                    74.7508%                         9.5000%
Renewal Term 4                    64.8705%                         8.6500%
Renewal Term 5                    54.0542%                         7.3000%
Renewal Term 6                    42.4499%                         6.2500%
Renewal Term 7                    30.0000%                         4.7000%

The Fixed Purchase Price and Residual Risk Amount are each expressed as a percentage of the Capitalized Lessor's Cost of the Equipment.

         This Schedule is not binding or effective with respect to the Agreement or Equipment until executed on behalf of Lessor and Lessee by an authorized representative of Lessor and Lessee, respectively.

         IN WITNESS WHEREOF, Lessee and Lessor have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                 LESSEE:

NATIONAL CITY BANK,                     BRUSH WELLMAN INC.
FOR ITSELF AND AS AGENT FOR
CERTAIN PARTICIPANTS


By:                                     By:
Name:                                   Name:
Title:                                  Title:

                                     ANNEX A
                                       TO
                               SCHEDULE NO. ______
                 DATED THIS ______ DAY OF ______________, 199__
             TO MASTER LEASE AGREEMENT DATED AS OF December 30, 1996



                            DESCRIPTION OF EQUIPMENT

              Type and
              Serial        Model of        Number          Cost per
Vendor        Numbers       Equipment       of Units          Unit
------        --------      ---------       --------        --------




Initials:         __________        __________
                   Lessor            Lessee

                                     ANNEX B
                                       TO
                               SCHEDULE NO. ______
                 DATED THIS ______ DAY OF _______________, 199__
             TO MASTER LEASE AGREEMENT DATED AS OF December 30, 1996

                          ASSIGNMENT OF PURCHASE ORDERS

                  [See Exhibit No. 6 to Master Lease Agreement]

                                     ANNEX C
                                       TO
                               SCHEDULE NO. ______
              DATED THIS _______ DAY OF __________________, 199___
             TO MASTER LEASE AGREEMENT DATED AS OF December 30, 1996

                            CERTIFICATE OF ACCEPTANCE

To:      National City Bank,
         for Itself and as Agent for Certain Participants

         Pursuant to the provisions of the above Schedule and Master Lease Agreement (collectively, the "LEASE"; capitalized terms used but not defined herein have the meanings ascribed thereto in the Lease), Lessee hereby certifies and warrants that (a) all equipment listed in the attached invoice or invoices (the "Equipment") is in good condition, installed (if applicable), and in working order; and (b) Lessee accepts the Equipment for all purposes of the Lease, each Purchase Order relating to the Equipment and all attendant documents.

         Lessee does further certify that as of the date hereof (i) no Default or Potential Default has occurred; and (ii) the representations and warranties made by Lessee pursuant to or under the Lease are true and correct on the date hereof.



                                       BRUSH WELLMAN INC.


                                       By:
                                       Name:
                                                Authorized Representative



Dated:   _________________, 199__

                                     ANNEX D
                                       TO
                             SCHEDULE NO. _________
                 DATED THIS ______ DAY OF ______________, 199__
             TO MASTER LEASE AGREEMENT DATED AS OF December 30, 1996

                   STIPULATED LOSS AND TERMINATION VALUE TABLE

NO. OF RENT PAYMENT DATE                               STIPULATED LOSS AND
(after Basic Term Commencement Date)                    TERMINATION VALUE*
                     1                                      100.0000%
                     2                                      100.0000%
                     3                                      100.0000%
                     4                                      100.0000%
                     5                                      100.0000%
                     6                                      100.0000%
                     7                                      100.0000%
                     8                                      100.0000%
                     9                                      100.0000%
                    10                                      100.0000%
                    11                                      100.0000%
                    12                                       98.0934%
                    13                                       96.1529%
                    14                                       94.1780%
                    15                                       92.1681%
                    16                                       90.1225%
                    17                                       88.0407%
                    18                                       85.9219%
                    19                                       83.7655%
                    20                                       81.5709%
                    21                                       79.3374%
                    22                                       77.0642%
                    23                                       74.7508%
                    24                                       72.3963%
                    25                                       70.0000%
                    26                                       67.4578%
                    27                                       64.8705%
                    28                                       62.2373%
                    29                                       59.5574%
                    30                                       56.8300%
                    31                                       54.0542%
                    32                                       51.2292%
                    33                                       48.3540%
                    34                                       45.4279%
                    35                                       42.4499%
                    36                                       39.4190%
                    37                                       36.3344%
                    38                                       33.1950%
                    39                                       30.0000%

Initials:         ________          _________
                   Lessor            Lessee

------------------------

         *The Stipulated Loss Value and Termination Value for any unit of Equipment shall be equal to the Capitalized Lessor's Cost of such unit multiplied by the appropriate percentage derived from the above table. In the event that the Lease is for any reason extended, then the last percentage figure shown above shall control throughout any such extended term.

                                     ANNEX E
                                       TO
                             SCHEDULE NO. _________
                  DATED THIS _____ DAY OF ______________, 199__
             TO MASTER LEASE AGREEMENT DATED AS OF December 30, 1996

                              AMORTIZATION SCHEDULE

   NO. OF RENT
   PAYMENT DATE               PERCENT OF                   PERCENT OF
 (after Basic Term             PRINCIPAL               REMAINING PRINCIPAL
Commencement Date)              PAYABLE*                    BALANCE*
        1                      0.0000%                       100.0000%
        2                      0.0000%                       100.0000%
        3                      0.0000%                       100.0000%
        4                      0.0000%                       100.0000%
        5                      0.0000%                       100.0000%
        6                      0.0000%                       100.0000%
        7                      0.0000%                       100.0000%
        8                      0.0000%                       100.0000%
        9                      0.0000%                       100.0000%
       10                      0.0000%                       100.0000%
       11                      0.0000%                       100.0000%
       12                      1.9066%                        98.0934%
       13                      1.9405%                        96.1529%
       14                      1.9749%                        94.1780%
       15                      2.0099%                        92.1681%
       16                      2.0456%                        90.1225%
       17                      2.0818%                        88.0407%
       18                      2.1188%                        85.9219%
       19                      2.1564%                        83.7655%
       20                      2.1946%                        81.5709%
       21                      2.2335%                        79.3374%
       22                      2.2732%                        77.0642%
       23                      2.3135%                        74.7508%
       24                      2.3545%                        72.3963%
       25                      2.3963%                        70.0000%
       26                      2.5422%                        67.4578%
       27                      2.5873%                        64.8705%
       28                      2.6332%                        62.2373%
       29                      2.6799%                        59.5574%
       30                      2.7274%                        56.8300%
       31                      2.7758%                        54.0542%
       32                      2.8250%                        51.2292%
       33                      2.8751%                        48.3540%
       34                      2.9261%                        45.4279%
       35                      2.9780%                        42.4499%
       36                      3.0309%                        39.4190%
       37                      3.0846%                        36.3344%
       38                      3.1393%                        33.1950%
       39                      3.1950%                        30.0000%


Initials:         ________          _________
                   Lessor            Lessee

------------------------

         *The Principal, and the Outstanding Principal Balance as of any Rent Payment Date payment (assuming the principal payments due on each Rental Payment Date are paid when due), shall be equal to the Capitalized Lessor's Cost of the Equipment multiplied by the appropriate percentage derived from the above table.

                                     ANNEX F
                                       TO
                             SCHEDULE NO. _________
                 DATED THIS ______ DAY OF ______________, 199___
             TO MASTER LEASE AGREEMENT DATED AS OF December 30, 1996


         RETURN PROVISIONS: In addition to the provisions provided for in
Section X of this Lease, and provided that Lessee has elected not to exercise its purchase option pursuant to Section XVIII(d) of the Lease, Lessee shall, at its expense:

         (a) at least one hundred eighty (180) days and not more than three hundred sixty-five (365) days prior to expiration or earlier termination of the Lease, provide to Lessor a detailed inventory of all components of the Equipment. The inventory should include, but not be limited to, a listing of models and serial numbers for all components comprising the Equipment;

         (b) at least one hundred eighty (180) days prior to expiration or earlier termination of the Lease, upon receiving reasonable notice from Lessor, provide or cause the vendor(s) or manufacturer(s) to provide to Lessor the following documents: (i) one set of service manuals, blueprints, process flow diagrams and operating manuals including replacements and/or additions thereto, such that all documentation is completely up-to-date; (ii) one set of documents, detailing Equipment configuration, operating requirements, maintenance records, and other mechanical data concerning the set-up and operation of the Equipment, including replacements and/or additions thereto, such that all documentation is completely up-to-date;

         (c) at least one hundred eighty (180) days prior to expiration or earlier termination of the Lease, upon receiving reasonable notice from Lessor, make the Equipment available for on-site operational inspections by potential purchasers, under power, and provide personnel, power and other requirements necessary to demonstrate electrical and mechanical systems for each item of the Equipment;

         (d) at least ninety (90) days prior to expiration or earlier termination of the Lease, cause the manufacturer's representative or qualified equipment maintenance provider, acceptable to Lessor (the "Authorized Inspector"), to perform a comprehensive physical inspection, including testing all material and workmanship of the Equipment and if during such inspection, examination and test, the Authorized Inspector finds any of the material or workmanship to be defective or the Equipment not operating within the manufacturer's specifications, then Lessee shall repair or replace such defective material and, after corrective measures are completed, Lessee will provide for a follow-up inspection of the Equipment by the Authorized Inspector as outlined in the preceding Paragraph;

         (e) have each item of Equipment returned with an in-depth field service report detailing said inspection as outlined in Subsection (d) above. The report shall certify that the Equipment has been properly inspected, examined and tested and is operating within the manufacturer's specifications;

         (f) permit Lessor to videotape the Equipment "under power" at Lessee's or at any facility where any Equipment is located at a time during normal working hours mutually agreeable to Lessor and Lessee prior to deinstallation;

         (g) have any repairs made to the Equipment in a professional and workmanlike manner. Any Equipment enhancements or additions will revert to Lessor upon expiration or earlier termination of the Lease and shall not affect, in an adverse manner, the Fair Market Value of the Equipment at Lease expiration. Such additions or enhancements shall be made only with prior written approval of Lessor (whose approval shall not unreasonably be withheld);

         (h) have the Equipment returned in good appearance with adequate protective coatings over all surfaces as originally painted or coated, and the Equipment shall be free from rust, and shall be in good, complete working order;

         (i) have the Equipment cleaned (including the removal of all beryllium) and approved by the necessary governmental agencies which regulate the use and operation of such Equipment so as to be available for immediate use;

         (j) properly remove all Lessee installed markings which are not necessary for the operation, maintenance or repair of the Equipment; and

         (k) provide for the deinstallation and packing of the Equipment to include, but not be limited to, the following: (i) all process fluids shall be removed from the Equipment and disposed of in accordance with the then current waste disposal laws and regulations. At no time are materials which could be considered hazardous waste by any regulatory authority to be shipped with machinery; (ii) all internal fluids such as lube oil and hydraulic fluid are to be filled to operating levels; filler caps are to be secured and disconnected hoses are to be sealed to avoid spillage; (iii) the manufacturer's representative shall deinstall and match mark all Equipment in accordance with the specifications of the manufacturer; (iv) the Equipment shall be packed properly and in accordance with the manufacturer's recommendations; (v) Lessee shall provide for the transportation of the Equipment in a manner consistent with the manufacturer's recommendations and practices to any locations within the United States of America as Lessor shall direct; and shall have the Equipment unloaded at such locations; and (vi) Lessee shall obtain and pay for a policy of transit insurance for the redelivery period in an amount equal to the replacement value of the Equipment, and Lessor shall be named as the loss payee on all such policies of insurance.

                                  EXHIBIT NO. 3

                             COMPLIANCE CERTIFICATE


                                                          _______________, _____

To:      National City Bank, for itself and as
           Agent for certain Participants
         1900 East Ninth Street
         Cleveland, Ohio  44114

Subject: Master Lease Agreement, dated as of December 30, 1996, as amended, between National City Bank, for itself and as Agent for certain Participants, as lessor, and Brush Wellman Inc., as lessee (the "Lease Agreement")

Greetings:

                  Pursuant to Section IV(b)(iii) of the Lease Agreement and in my capacity as the chief financial officer of Brush Wellman Inc., I hereby certify that to the best of my knowledge and belief (capitalized terms used, but not defined herein shall have the meanings ascribed thereto in the Lease Agreement):

         1. The financial statements of the Companies accompanying this letter are true and complete and fairly present in all Material respects their consolidated financial condition as of _____________________, _____ (the "Closing Date") and the consolidated results of their operations for the fiscal period then ending,

         2. No Default or Potential Default under the Lease Agreement exists *[except for those which, together with our intentions in respect thereof, are set forth in Exhibit One to this Certificate], and

         3. As indicated by the calculations below, the Companies are *[not] in full compliance with Sections XXIII(a) through (d), inclusive.

         [* - In (b) and (c), delete the bracketed language if inapplicable.]

                  (a) The actual amount of the Companies' Tangible Net Worth at the Closing Date is equal to or is greater than the required amount.

        $190,731,000
plus    $__________     40% of $_________

annual earnings accumulated from December 31, 1997 to the end of the preceding fiscal year (see Section XXIII(a))

sum     $__________     required amount
        $__________     actual Tangible Net Worth as of the Closing Date

                  (b) The Funded Indebtedness of the Companies does not exceed an amount equal to the Leverage Multiplier times the Companies' EBITDA for the four consecutive fiscal quarters most recently ended -- the Leverage Multiplier being (i) from April 1, 1999, to September 30, 1999, inclusive,

4.25, (ii) from October 1, 1999, to December 31, 1999, inclusive, 4.00, (iii) from January 1, 2000, to March 31, 2000, inclusive, 3.75, (iv) from April 1, 2000, to June 30, 2000, inclusive, 3.50, (v) from July 1, 2000, to December 31, 2000, inclusive, 3.25, and (vi) on and after January 1, 2001, 3.00.

                  $______________           Funded Indebtedness
divided by        $______________           EBITDA
                  $______________           EBIT
                  $______________           Depreciation
                  $______________           Amortization

quotient          _______________

                  (c) The ratio of (i) the aggregate of the Companies' EBITDA for the four consecutive fiscal quarters most recently ended, to (ii) the aggregate Interest Expense of the Companies for that period, to be less 5.00 to 1:00, all as determined on a consolidated basis.

ratio of          $______________           EBITDA
                  $______________           EBIT
                  $______________           Depreciation
                  $______________           Amortization

to                $______________           Interest Expense

ratio             __________ to __________

                  (d) The Funded Indebtedness of the Companies does not exceed an amount equal to the Required Multiplier times the sum of the Companies' Funded Indebtedness plus the Companies' Tangible Net Worth -- the Required Multiplier being (i) from the date of the Lease Agreement to December 31, 2000, inclusive, 0.50, and (ii) on and after January 1, 2001, 0.45.

                  $______________    Funded Indebtedness
divided by        $______________    Funded Indebtedness plus Tangible Net Worth

quotient          _______________

                                         BRUSH WELLMAN INC.



                                         By:
Title:


                                      -2-